Exhibit 32.0
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADDED BY
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of United Financial Bancorp, Inc. (the “Company”) on Form 10-Q for the quarterly period ended June 30, 2019, as filed with the Securities and Exchange Commission (the “Report”), I hereby certify pursuant to 18 U.S.C. Section 1350, as added by Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in this Report fairly presents, in all material respects, the consolidated financial condition and results of the Company as of and for the period covered by this Report.

By:	/s/ William H.W. Crawford, IV

William H.W. Crawford, IV
Chief Executive Officer and President
August 2, 2019

By:	/s/ Eric R. Newell

Eric R. Newell
EVP, Chief Financial Officer and Treasurer
August 2, 2019

The forgoing certification is being furnished solely pursuant to 12 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.

Note: A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to United Financial Bancorp, Inc. and will be retained by United Financial Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.